SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  March 17, 2004


                            Interferon Sciences, Inc.
                   ------------------------------------------
             (Exact name of registrant as specified in its charter)


  New Jersey             0-10379                       22-2313648
---------------       --------------                --------------------
(State or other        (Commission                   (I.R.S. Employer
 jurisdiction of        File Number)                  Identification No.)
 incorporation)



783 Jersey Avenue, New Brunswick, New Jersey                      08901
--------------------------------------------                      ------
(Address of principal executive offices)                        (Zip Code)



Registrant's telephone number, including area code:  (732) 249-3250




                                       N/A
                    -----------------------------------------
          (Former name or former address, if changed since last report)









Item 2. Acquisition or Disposition of Assets.

     On March 17, 2004, Interferon Sciences, Inc. consummated the sale to Hemispherx Biopharma, Inc. of substantially all of ISI's assets including, but not limited to, real estate, machinery and equipment and all of the rights to its ALFERON N Injection product. For these assets, ISI:

     (i) received 424,528 shares of HEB Common Stock which has a Guaranteed Value (as defined in the Asset Sale Agreement) of $675,000;

     (ii) received an additional 62,500 shares of HEB Common Stock without a guaranteed value; and

     (iii)will receive a royalty equal to 6% of the net sales of any products containing natural alpha interferon sold by HEB (or a Marketing Partner, as defined in the Asset Sale Agreement)

     In addition, HEB satisfied certain obligations relating to the real estate, machinery and equipment of ISI which aggregated approximately $ 2,500,000.

     The Asset Sale Agreement obligates HEB to register the HEB Common
Stock, sets periodic limits on the number of these shares that may be sold and requires HEB to pay ISI an amount equal to the product received by multiplying
(i) the number of Guaranteed Shares remaining unsold on March 17, 2006 and (ii) $ 1.59.

     The purchase price for the assets was determined by negotiation between HEB and ISI.



Item 7.  Financial Statements and Exhibits.

     (b)  Pro forma financial information.

          Pro forma financial information will be filed within 60 days of the date hereof.

     (c)  Exhibits.

          None




                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Interferon Sciences, Inc.

Date:  March 17, 2004              By:  /s/ Lawrence M. Gordon
                                   -------------------------------
                                            Lawrence M. Gordon
                                            Chief Executive Officer